EXHIBIT (m)(1)(b)

SCHEDULE A EATON VANCE MUNICIPALS TRUST CLASS A DISTRIBUTION PLAN May 31, 2011

Name of Fund	Adoption Date

Eaton Vance Alabama Municipal Income Fund	June 23, 1997
Eaton Vance Arizona Municipal Income Fund	June 23, 1997
Eaton Vance Arkansas Municipal Income Fund	June 23, 1997
Eaton Vance California Municipal Income Fund	June 23, 1997
Eaton Vance Connecticut Municipal Income Fund	June 23, 1997
Eaton Vance Georgia Municipal Income Fund	June 23, 1997
Eaton Vance Kentucky Municipal Income Fund	June 23, 1997
Eaton Vance Maryland Municipal Income Fund	June 23, 1997
Eaton Vance Massachusetts Municipal Income Fund	June 23, 1997
Eaton Vance Michigan Municipal Income Fund	June 23, 1997
Eaton Vance Minnesota Municipal Income Fund	June 23, 1997
Eaton Vance Missouri Municipal Income Fund	June 23, 1997
Eaton Vance Municipal Opportunities Fund	May 31, 2011
Eaton Vance National Municipal Income Fund	June 23, 1997
Eaton Vance New Jersey Municipal Income Fund	June 23, 1997
Eaton Vance New York Municipal Income Fund	June 23, 1997
Eaton Vance North Carolina Municipal Income Fund	June 23, 1997
Eaton Vance Ohio Municipal Income Fund	June 23, 1997
Eaton Vance Oregon Municipal Income Fund	June 23, 1997
Eaton Vance Pennsylvania Municipal Income Fund	June 23, 1997
Eaton Vance Rhode Island Municipal Income Fund	June 23, 1997
Eaton Vance South Carolina Municipal Income Fund	June 23, 1997
Eaton Vance Tennessee Municipal Income Fund	June 23, 1997
Eaton Vance Virginia Municipal Income Fund	June 23, 1997

A-1